                                                                    EXHIBIT 3.24

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION


Champion Aviation, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

FIRST:    That the Board of Directors of said Corporation, by the unanimous written consent of its members, filed with the minutes of the Board a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

     RESOLVED, that the Certificate of Incorporation of Champion Aviation, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

     "The name of the Corporation is: Federal-Mogul Aviation, Inc."

SECOND:   That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:    That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by David M. Sherbin, its Assistant Secretary, this 29th day of October, 1998.


                                       /s/ David M. Sherbin
                                       ------------------------------------
                                       By: David M. Sherbin
                                       Title: Assistant Secretary

                         CERTIFICATE OF INCORPORATION

                                      OF

                            CHAMPION AVIATION, INC.

                                   * * * * *

1.   The name of the corporation is Champion Aviation, Inc.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is Ten Thousand Shares (10,000); all of such shares shall be without par value.

5.   The name and mailing address of each incorporator is as follows:

NAME                     MAILING ADDRESS
----                     ---------------
Barbara A. Widra         600 Travis Street, Suite 5800
                         Houston, Texas  77002

     The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME                     MAILING ADDRESS
----                     ---------------
D. Bradley McWilliams    600 Travis Street, Suite 5800
                         Houston, Texas  77002

Gordon A. Ulsh           600 Travis Street, Suite 5800
                         Houston, Texas  77002

Diane K. Schumacher      600 Travis Street, Suite 5800
                         Houston, Texas  77002

6.   The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the bylaws of the corporation.

8. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

9. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except that the foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

     THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 25th day of November, 1997.



                                       /s/ Barbara A. Widra
                                       ------------------------------------
                                       Barbara A. Widra